Exhibit 99.1

Sourcefire Announces 2008 Third Quarter Results

Revenues for the Quarter Grew to $20.3 Million from Year Ago Level of $14.8 Million; Net Loss Improves

COLUMBIA, Md.--(BUSINESS WIRE)--October 30, 2008--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in Enterprise Threat Management, today announced financial results for its fiscal third quarter and nine months ended September 30, 2008.

John Burris, Sourcefire’s Chief Executive Officer stated, “We had our largest revenue quarter in the Company’s history. Additionally, we did see improvement in our operating expense margins and we will continue to focus on expense management, especially in light of the macro-economic environment.”

Financial Highlights

  Total Revenues - Revenues for the third quarter of 2008 were $20.3 million compared to $14.8 million in the third quarter of 2007, an increase of 37%. Revenues for the nine months ended September 30, 2008 were $50.0 million compared to $36.5 million for the same period last year, an increase of 37%.
  Gross Profit - Gross profit for the third quarter of 2008 increased 35% to $15.4 million, or 76% of revenues, compared to $11.3 million, or 77% of revenues, in the third quarter of 2007. Gross profit for the nine months ended September 30, 2008 increased 35% to $38.3 million, or 77% of revenues, compared to $28.4 million, or 78% of revenues, for the same period last year.
  Net Loss - The Company’s net loss, determined in accordance with generally accepted accounting principles (GAAP), for the third quarter of 2008 was $1.7 million compared with GAAP net loss of $2.8 million in the third quarter of 2007. The GAAP net loss for the nine months ended September 30, 2008 was $8.3 million compared with GAAP net loss of $6.4 million for the same period last year.
  Net Loss Attributable to Common Stockholders - GAAP net loss attributable to common stockholders includes the accretion of our preferred stock up until the time of our initial public offering in the first quarter of 2007. Therefore, the only period in which GAAP net loss attributable to common stockholders differed from GAAP net loss was the nine months ended September 30, 2007. GAAP net loss attributable to common stockholders was $1.7 million in the third quarter of 2008, or a loss of $0.07 per share, compared with GAAP net loss attributable to common stockholders of $2.8 million, or a loss of $0.12 per share, in the third quarter of 2007. GAAP net loss attributable to common stockholders for the nine months ended September 30, 2008 was $8.3 million, or a loss of $0.33 per share, compared with GAAP net loss attributable to common stockholders of $7.3 million, or a loss of $0.38 per share, for the same period last year.

  Balance Sheet - As of September 30, 2008 the Company’s cash, cash equivalents and available-for-sale investments totaled $95.5 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s operating performance. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

  Adjusted Net Loss/Income - Adjusted net loss, which excludes stock-based compensation expense, a portion of which relates to the acceleration of vesting of equity awards in connection with the resignation of our former chief executive officer, was $0.2 million, or a loss of $0.01 per share, in the third quarter of 2008. This compared to adjusted net income of $0.8 million, or $0.03 per share, in the third quarter of 2007, which excludes stock-based compensation expense as well as the charge for in-process research and development costs related to the acquisition of ClamAV. Adjusted net loss for the nine months ended September 30, 2008, which excludes stock-based compensation expense, a portion of which relates to the acceleration of vesting of equity awards in connection with the resignation of our former chief executive officer, as well as CEO transition costs, was $4.2 million, or a loss of $0.17 per share. This compared with adjusted net loss of $1.6 million, or a loss of $0.08 per share, for the same period last year, which excludes stock-based compensation expense as well as the charge for in-process research and development costs related to the acquisition of ClamAV.

Recent Company Highlights

  Released the Sourcefire 3D® System 4.8 to General Availability – First announced in April 2008, version 4.8 provides users with a customized, role-based dashboard and superior automation for improved security. Leveraging Sourcefire RNA's innovative network discovery, the 3D System 4.8 delivers the industry's first adaptive Intrusion Prevention capabilities.
  Certified By ICSA Labs to Support Payment Card Industry Data Security Standard – The Sourcefire 3D System is among the first ICSA Labs-certified network intrusion prevention systems to be issued a Payment Card Industry Data Security Standard (PCI DSS) Product Capability Assurance Report by ICSA Labs.

  Increased Protection for Virtual Environments - Available immediately, the initial offering under this strategy, Sourcefire RNA™, can now identify both physical systems and new VMware-based virtual machines as they are added to the network. In addition, the Company joined VMware's Technology Alliance Partnership (TAP) and VMsafe™ Partner programs to facilitate the Company’s efforts to ensure that its leading security solutions support the latest virtualization developments and breakthroughs.
  Expanded Worldwide Support Capabilities – Sourcefire expanded its global customer support through an agreement with Unisys Corporation. Unisys will provide worldwide product warehousing, logistics and on-site installation services for Sourcefire customers across Europe and the Asia Pacific region.
  Recognized for Innovation in Enterprise Threat Management – The Sourcefire 3D System won Network Products Guide's 2008 Product Innovation Award in Enterprise Threat Management. This annual award recognizes and honors innovative products from global vendors that are bringing essential changes as well as setting the bar higher in information technology.
  Continued to Lead the Industry in Same Day Patch Coverage – The Sourcefire Vulnerability Research Team has consistently created, tested and delivered Snort rules designed to detect attacks targeting disclosed Microsoft vulnerabilities the same day they are announced.
  Won Network Products Guide Readers Trust Award - The Sourcefire 3D System was named a winner of the 2008 Best Products and Services Award in the "Best in Network Security Solution" category by Network Products Guide. This Readers Trust award honors products and services that address the needs and interests of technology end-users worldwide. The voting was conducted online earlier this summer and included every level of IT professional, from CTOs to network administrators.

Fourth Quarter and Full Year 2008 Outlook

Based on information as of October 30, 2008, Sourcefire is establishing guidance for the fourth quarter of 2008 for revenue in the range of $21.0 million to $22.0 million, net loss per share in the range of $0.06 to $0.02 and on an adjusted basis a range from a net loss of $0.03 to net income of $0.01. Our forecast of adjusted net (loss) income per share excludes stock-based compensation expense in the expected range of $1.2 million to $1.3 million. This translates into guidance for the fiscal 2008 year of revenue in the range of $71.0 million to $72.0 million, net loss per share in the range of $0.39 to $0.35 and adjusted net loss per share in the range of $0.20 to $0.16. Our forecast of adjusted net loss per share excludes the total of stock-based compensation expense and CEO transition costs in the expected range of $5.3 million to $5.4 million.

Conference Call and Webcast

On Thursday, October 30, 2008 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these third quarter results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 866-761-0748
Calling from other countries: 617-614-2706
Pass code: 87157861

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 40 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D®, RNA™, DAEMONLOGGER™, CLAMAV®, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our expense management as well as financial results for the fourth quarter and full year of 2008. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the fourth quarter and full year of 2008 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Products	$12,661	$9,403	$28,189	$21,103
Technical support and professional services	7,628	5,403	21,769	15,418
Total revenue	20,289	14,806	49,958	36,521
Cost of revenue:
Products	3,585	2,665	8,061	5,809
Technical support and professional services	1,345	800	3,583	2,277
Total cost of revenue	4,930	3,465	11,644	8,086
Gross profit	15,359	11,341	38,314	28,435

Operating expenses:
Research and development	3,267	2,895	9,525	8,076
Sales and marketing	8,655	6,746	23,834	18,563
General and administrative	4,984	2,540	13,929	7,288
Depreciation and amortization	775	427	1,852	1,177
In-process research and development	-	2,947	-	2,947
Total operating expenses	17,681	15,555	49,140	38,051
Loss from operations	(2,322)	(4,214)	(10,826)	(9,616)
Other income, net	642	1,420	2,627	3,307
Loss before income taxes	(1,680)	(2,794)	(8,199)	(6,309)
Income tax expense	39	50	140	120
Net loss	(1,719)	(2,844)	(8,339)	(6,429)
Accretion of preferred stock	-	-	-	(870)
Net loss attributable to common stockholders	$(1,719)	$(2,844)	$(8,339)	$(7,299)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.07)	$(0.12)	$(0.33)	$(0.38)

Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	25,698,879	24,218,634	25,208,404	19,027,750

Note: Compensation cost under SFAS 123(R) for the three and nine months ended September 30, 2008 and 2007 is included in the Consolidated Statements of Operations as follows (in thousands):
(unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of revenue (product)	$11	$11	$27	$16
Cost of revenue (services)	34	38	66	50
Stock-based compensation expense included in cost of revenue	45	49	93	66

Research and development	202	88	543	257
Sales and marketing	375	300	1,017	755
General and administrative	945	282	1,717	833
Stock-based compensation included in operating expenses	1,522	670	3,277	1,845
Total stock-based compensation expense	$1,567	$719	$3,370	$1,911

Sourcefire, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$28,599	$33,071
Short-term investments	64,463	69,816
Accounts receivable, net of allowance for doubtful accounts of $186 in 2008 and $160 in 2007	24,411	20,689
Inventory	4,192	4,863
Prepaid expenses and other current assets	3,078	2,651
Total current assets	124,743	131,090

Property and equipment, net	7,888	4,041
Intangible assets, net of accumulated amortization	497	592
Investments	2,404	4,140
Restricted cash	-	1,000
Other assets	1,280	815
Total assets	$136,812	$141,678

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,868	$5,930
Accrued compensation and related expenses	3,269	3,151
Other accrued expenses	2,362	1,458
Current portion of deferred revenue	19,525	18,417
Current portion of capital lease obligations	47	-
Other current liabilities	712	832
Total current liabilities	28,783	29,788

Deferred revenue, less current portion	2,944	2,610
Capital lease obligations, less current portion	4	-
Other long-term liabilities	86	86
Total liabilities	31,817	32,484
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2008 and December 31, 2007	-	-
Common stock, $0.001 par value; 240,000,000 shares authorized; 25,865,977 and 24,642,433 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	25	24
Additional paid-in capital	158,051	153,693
Accumulated deficit	(52,862)	(44,523)
Accumulated other comprehensive income (loss)	(219)	-
Total stockholders' equity	104,995	109,194
Total liabilities and stockholders' equity	$136,812	$141,678

Sourcefire, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2008	2007
Operating activities
Net loss	$(8,339)	$(6,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,874	1,202
Non-cash stock-based compensation	3,370	1,911
Amortization of premium on investments	(871)	(933)
Loss on disposal of assets	7	-
Realized gain from sale of investments	(23)	-
Write-off of acquired in-process research and development costs	-	2,947
Changes in operating assets and liabilities:
Accounts receivable	(3,722)	2,587
Inventory	672	(1,065)
Prepaid expenses and other assets	(891)	(1,871)
Accounts payable	(3,062)	(1,145)
Accrued expenses	2,022	54
Deferred revenue	1,442	1,773
Other liabilities	(113)	303
Net cash used in operating activities	(7,634)	(666)

Investing activities
Purchase of property and equipment	(5,566)	(2,494)
Purchase of investments	(73,137)	(95,895)
Proceeds from maturities of investments	77,663	34,000
Proceeds from sales of investments	3,230	-
Cash paid for acquisition of ClamAV, including direct acquisition costs of $81	-	(3,581)
Cash held in escrow related to acquisition of ClamAV	-	(1,000)
Net cash provided by (used in) investing activities	2,190	(68,970)

Financing activities
Borrowings of long-term debt	-	113
Repayments of long-term debt	-	(1,424)
Repayments of capital lease obligations	(17)	-
Proceeds from issuance of common stock, net of underwriters' discount of $6,495	-	86,288
Proceeds from employee stock-based plans	1,105	214
Repurchase of common stock	(140)	-
Excess tax benefits relating to share-based payments	24	-
Payment of equity offering costs	-	(1,367)
Net cash provided by financing activities	972	83,824
Net (decrease) increase in cash and cash equivalents	(4,472)	14,188
Cash and cash equivalents at beginning of period	33,071	13,029
Cash and cash equivalents at end of period	$28,599	$27,217

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation to adjusted net income (loss):
Net loss	(1,719)	(2,844)	(8,339)	(6,429)
Stock-based compensation expense	1,118	719	2,921	1,911
Stock-based compensation expense related to CEO transition	449	-	449	-
CEO transition costs	-	-	742	-
In-process research and development	-	2,947	-	2,947
Adjusted net income (loss)	$(152)	$822	$(4,227)	$(1,571)

Adjusted net income (loss) per share	$(0.01)	$0.03	$(0.17)	$(0.08)

Basic weighted average number of shares	25,698,879	24,218,634	25,208,404	19,027,750

CONTACT:
Sourcefire, Inc.
Media Contact:
Welz & Weisel Communications
Tony Welz, Principal
703-218-3555 x226
tony@w2comm.com
or
Investor Contact:
Sourcefire, Inc.
Tania Almond, Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com